EXHIBIT 21.1


SUBSIDIARY                                STATE OF INCORPORATION
----------                                ----------------------

Trilogy Holdings, Inc.                             Nevada

Millers Insurance Company                          Texas

Phoenix Indemnity Insurance Company                Arizona

Millers General Agency                             Texas

Millers Holding Corporation                        Nevada

INSpire Insurance Solutions, Inc.                  Texas

The Millers Casualty Insurance Company             Texas

The Millers Direct Insurance Company               Texas